INVESTMENT ADVISORY AGREEMENT

between

THE FBR FUNDS

and

FBR FUND ADVISERS, INC.

AGREEMENT made as of the 27th day of February, 2004, by and between The FBR Funds, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (the “Trust”), and FBR Fund Advisers, Inc., a Delaware corporation (the “Adviser”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to each of the series listed on Schedule A (each, a “Fund” and collectively, the “Funds”), individually and not jointly, and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.      Appointment.

(a)

General.  The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement.  The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

(b)

Employees of Affiliates.  The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Trust under applicable laws; provided that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Adviser.

(c)

Sub-Advisers.  It is understood and agreed that the Adviser may from time to time employ or associate with such other entities or persons as the Adviser believes appropriate to assist in the performance of this Agreement with respect to a particular Fund or Funds (each a “Sub-Adviser”), and that any such Sub-Adviser shall have all of the rights and powers of the Adviser set forth in this Agreement; provided that a Fund shall not pay any additional compensation for any Sub-Adviser and the Adviser shall be as fully responsible to the Trust for the acts and omissions of the Sub-Adviser as it is for its own acts and omissions; and provided further that the retention of any Sub-Adviser shall be approved in advance by (i) the Board of Trustees of the Trust and (ii) the shareholders of the relevant Fund if required under any applicable provisions of the 1940 Act.  The Adviser will review, monitor and report to the Trust’s Board of Trustees regarding the performance and investment procedures of any Sub-Adviser.  In the event that the services of any Sub-Adviser are terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without a Sub-Adviser and without further shareholder approval, to the extent consistent with the 1940 Act.  A Sub-Adviser may be an affiliate of the Adviser.

2.         Delivery of Documents.  The Trust has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

(a)	the Trust’s Trust Instrument;
(b)	the Bylaws of the Trust;
(c)	resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;
(d)

the Trust’s Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, on Form N-lA as filed with the Securities and Exchange Commission (the “Commission”);

(e)	Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and
(f)	the currently effective Prospectus and Statement of Additional Information of the Funds.

3.         Investment Advisory Services.

(a)        Management of the Funds.  The Adviser hereby undertakes to act as investment adviser to the Funds.  The Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds and, in furtherance thereof, shall:

(i)	supervise all aspects of the operations of the Trust and each Fund;
(ii)

obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds’ investment programs, and the issuers of securities included in the Funds’ portfolios and the industries in which they engage, or which may relate to securities or other investments which the Adviser may deem desirable for inclusion in a Fund’s portfolio;

(iii)	determine which issuers and securities shall be included in the portfolio of each Fund;
(iv)	furnish a continuous investment program for each Fund;
(v)	in its discretion and without prior consultation with the Trust, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund; and
(vi)

take, on behalf of each Fund, all actions the Adviser may deem necessary in order to carry into effect such investment program and the Adviser’s functions as provided above, including the making of appropriate periodic reports to the Trust’s Board of Trustees.

(b)       Covenants.  The Adviser shall carry out its investment advisory and supervisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in:  (i) each Fund’s Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Trust’s Trust Instrument, Bylaws or other governing instruments, as amended from time to time; (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Trust with respect to a Fund and provided to the Adviser in writing.  The Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the “Code”), except as may be authorized to the contrary by the Trust’s Board of Trustees.  The management of the Funds by the Adviser shall at all times be subject to the review of the Trust’s Board of Trustees.

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(c)        Books and Records.  Pursuant to applicable law, the Adviser shall keep each Fund’s books and records required to be maintained by, or on behalf of, the Funds with respect to advisory services rendered hereunder.  The Adviser agrees that all records which it maintains for a Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund’s request.  The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by such Rule.

(d)        Reports, Evaluations and other Services.  The Adviser shall furnish reports, evaluations, information or analyses to the Trust with respect to the Funds and in connection with the Adviser’s services hereunder as the Trust’s Board of Trustees may request from time to time or as the Adviser may otherwise deem to be desirable.  The Adviser shall make recommendations to the Trust’s Board of Trustees with respect to Trust policies, and shall carry out such policies as are adopted by the Board of Trustees.  The Adviser shall, subject to review by the Board of Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

(e)        Purchase and Sale of Securities.  The Adviser shall place all orders for the purchase and sale of portfolio securities for each Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act and the Trust’s policies and procedures applicable to the Funds.  The Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds.  In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  In no event shall the Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor shall the Adviser be under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Adviser or otherwise materially adverse to such other accounts.

(f)         Selection of Brokers or Dealers.  In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser, the Funds and/or the other accounts over which the Adviser exercises investment discretion.  The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to accounts over which it exercises investment discretion.  The Adviser shall report to the Board of Trustees of the Trust regarding overall commissions paid by the Funds and their reasonableness in relation to the benefits to the Funds.

(g)        Aggregation of Securities Transactions.  In executing portfolio transactions for a Fund, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Adviser’s reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements; and (ii) is not inconsistent with the policies set forth in the Trust’s registration statement and the Fund’s Prospectus and Statement of Additional Information.  In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.

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4.         Representations and Warranties.

(a)        The Adviser hereby represents and warrants to the Trust as follows:

(i)         The Adviser is a corporation duly organized and in good standing under the laws of the State of Virginia and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(ii)        The Adviser is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions.  The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

(iii)        The Adviser at all times shall provide its best judgment and effort to the Trust in carrying out the Adviser’s obligations hereunder.

(b)         The Trust hereby represents and warrants to the Adviser as follows:

(i)         The Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms.

(ii)        The Trust is registered as an investment company with the Commission under the 1940 Act and shares of each Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

5.         Compensation.  As compensation for the services which the Adviser is to provide or cause to be provided pursuant to Paragraph 3, each Fund shall pay to the Adviser out of Fund assets an annual fee, computed and accrued daily and paid in arrears monthly, at the rate set forth opposite each Fund’s name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month.  At the request of the Adviser, some or all of such fee shall be paid directly to a Sub-Adviser.  The fee for any partial month  under this Agreement shall be calculated on a proportionate basis.  In the event that the total expenses of a Fund exceed the limits on investment company expenses imposed by any statute or any regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the Adviser will bear the amount of such excess, except:  (i) the Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Adviser for the period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require, and (ii) the Adviser shall not be required to bear the expenses of the Fund to an extent which would result in the Fund’s or Trust’s inability to qualify as a regulated investment company under the provisions of Subchapter M of the Code.

6.         Interested Persons.  It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust.

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7.         Expenses.  As between the Adviser and the Funds, the Funds will pay for all their expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Funds shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments, which the parties acknowledge might be higher than other brokers would charge when a Fund utilizes a broker which provides brokerage and research services to the Adviser as contemplated under Paragraph 3 above; (iii) fees and expenses of the Trust’s Trustees that are not employees of the Adviser; (iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Funds’ shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings of shareholders, including proxy solicitations therefor, unless otherwise required; (ix) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (x) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; (xi) insurance premiums for fidelity bonds and other coverage to the extent approved by the Trust’s Board of Trustees; (xii) association membership dues authorized by the Trust’s Board of Trustees; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party (or to which the Funds’ assets are subject) and any legal obligation for which the Trust may have to provide indemnification to the Trust’s Trustees and officers.

8.         Non-Exclusive Services; Limitation of Adviser’s Liability.  The services of the Adviser to the Funds are not to be deemed exclusive and the Adviser may render similar services to others and engage in other activities.  The Adviser and its affiliates may enter into other agreements with the Funds and the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services.  In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Trust, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Trust, a Fund or any shareholder of a Fund in connection with the performance of this Agreement.

9.         Effective Date; Modifications; Termination.  This Agreement shall become effective on February 27, 2004, provided that it shall have been approved by a majority of the outstanding voting securities of each Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

(a)        This Agreement shall continue in force until February 27, 2005 and shall continue in effect thereafter as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting shares of the Fund.

(b)        The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

(c)        Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement with respect to any particular Fund at any time on sixty (60) days’ prior written notice to the other, without payment of any penalty.  Such a termination by the Trust shall be effected as to any Fund by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund.  This Agreement shall terminate automatically in the event of its assignment.

10.       Limitation of Liability of Trustees and Shareholders.  The Adviser acknowledges the following limitation of liability:

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The terms “The FBR Funds” and “Trustees” refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of “The FBR Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.  Obligations of any one Fund may be satisfied only by the assets of such Fund and not any other Fund.

11.       Non-Exclusive Use of the Name “FBR”.  The Trust acknowledges that it adopted its name through the permission of the Adviser.  The Adviser hereby consents to the non-exclusive use by the Trust of the name “FBR” only so long as the Adviser serves as the Funds’ adviser.

If the Adviser or any successor to its business shall cease to furnish services to the Funds under this Agreement or similar contractual arrangement, the Trust:

(a)        as promptly as practicable, will take all necessary action to cause its Certificate of Trust to be amended to accomplish a change of name; and

(b)        within 90 days after the termination of this Agreement or such similar contractual arrangement, shall cease to use in any other manner, including but not limited to use in any prospectus, sales literature or promotional material, the name “FBR” or any name, mark or logotype derived from it or similar to it or indicating that the Funds are managed by or otherwise associated with the Adviser.

12.       Certain Definitions.  The terms “vote of a majority of the outstanding voting securities,” “assignment,” “control,” and “interested persons,” when used herein, shall have the respective meanings specified in the 1940 Act.  References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

13.       Independent Contractor.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

14.       Structure of Agreement.  The Trust is entering into this Agreement on behalf of the respective Funds individually and not jointly.  The responsibilities and benefits set forth in this Agreement shall refer to each Fund individually and not jointly.  No Fund shall have any responsibility for any obligation of any other Fund arising out of this Agreement.  Without otherwise limiting the generality of the foregoing:

(a)        any breach of any term of this Agreement regarding the Trust with respect to any one Fund shall not create a right or obligation with respect to any other Fund;

(b)        under no circumstances shall the Adviser have the right to set off claims relating to a Fund by applying property of any other Fund; and

(c)        the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Fund to which such relationship and consideration applies.

This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Trust and the Funds, on the other hand, and (except as specifically provided above in this Paragraph 14) is not intended to and shall not govern (i) the relationship between the Trust and any Fund or (ii) the relationships among the respective Funds.

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15.       Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

16.       Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

17.       Notices.  Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention:  William Ginivan; with a copy to 4922 Fairmont Avenue, Bethesda, Maryland 20814, Attention: Susan Silva, or at such other address or to such individual as shall be so specified by the Trust to the Adviser.  Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered. to the Adviser at Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: David Ellison or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be effective upon delivery.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

WITNESS:	THE FBR FUNDS, on behalf of the Funds listed on Schedule A, individually and not jointly
/s/Kimberly Ochterski	By: /s/Susan L. Silva

WITNESS:	FBR FUND ADVISERS, INC.
/s/Kimberly Ochterski	By: /s/ David H. Ellison

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Schedule A

Name of Fund	Fee*
FBR Large Cap Financial Fund	0.90%
FBR Small Cap Financial Fund	0.90%
FBR Small Cap Fund	0.90%
FBR Large Cap Technology Fund	0.90%
FBR Small Cap Technology Fund	0.90%

____________________

*          As a percentage of average daily net assets.   Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time.

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INVESTMENT ADVISORY AGREEMENT

between

THE FBR FUNDS

and

FBR FUND ADVISERS, INC.

AGREEMENT made as of the 27th day of February, 2004, by and between The FBR Funds, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (the “Trust”), and FBR Fund Advisers, Inc., a Delaware corporation (the “Adviser”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to each of the series listed on Schedule A (each, a “Fund” and collectively, the “Funds”), individually and not jointly, and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

            1.The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of each Fund and to administer the affairs of each Fund, subject to the control of the officers and Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement.  The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations set forth, for the compensation herein provided.

            2.The Adviser assumes and shall pay or reimburse the Trust for:  (a)  all expenses in connection with the management of the investment and reinvestment of the assets of a Fund, except that the Fund assumes and shall pay all broker’s commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (b)  the compensation (if any) of those trustees and officers of the Trust who also serve as directors, officers or employees of the Adviser; and (c)  all expenses not hereinafter specifically assumed by the Trust where such expenses are incurred by the Adviser or by the Trust in connection with the administration of the affairs of a Fund.

            The Trust assumes and shall pay or reimburse the Adviser for each Fund’s taxes, corporate fees, interest expenses (if any) and its allocable share of all charges, costs and expenses incurred in connection with:  (a) determining from time to time the net assets of the Fund, maintaining its books and records, and preparing, reproducing and filing its tax returns and reports to governmental agencies; (b) auditing its financial statements; (c) providing stock certificates representing shares of the Fund and the services rendered in the registration or transfer of such shares, in the payment and disbursement of dividends and distributions by the Fund, and in the custody of the cash, securities and other assets of the Fund; (d) stockholders’ and trustees’ meetings, and preparation, printing and distribution of all reports and proxy materials; (e) printing the Fund’s prospectus on at least an annual basis, and distributing it to its then-existing shareholders; (f) legal services rendered to the Fund; (g) retaining and compensating those trustees, officers and employees of the Trust who do not also serve as directors, officers of employees of the Adviser; (h) maintaining appropriate insurance coverage for the Trust and its trustees and officers; (i) its membership in trade associations; and (j) federal and state filing and registration fees.

            3.  In connection with the management of the investment and reinvestment of the assets of a Fund, the Adviser is authorized on behalf of the Fund to place orders for the execution of the Fund’s portfolio transactions in accordance with the applicable policies of the Fund as set forth in the Fund’s registration statements under the Securities Act of 1933 and the Investment Company Act of 1940, as such registration statements may be amended from time to time, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such transactions for the Fund.

            4.  As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Adviser as provided in Section 2, each Fund shall pay to the Adviser out of Fund assets an annual fee, computed and accrued daily and paid in arrears monthly, at the rate set forth opposite each Fund’s name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month.

            In the event of termination of this Agreement, the fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

            5. Subject to and in accordance with the governing instruments of the Trust and of the Adviser respectively, trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, agents and shareholders or otherwise; directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise; and the effect of any such interrelationships shall be governed by said governing instruments and the applicable provisions of the Investment Company Act of 1940.

            6.  This Agreement shall continue in effect only so long as such continuance is approved at least annually by a vote of a majority of the Trust’s Board of Trustees, including the votes of a majority of the trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  Provided, however, that (a) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, on sixty days prior written notice to the Adviser, (b) this Agreement shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (c) this Agreement may be terminated by the Adviser on sixty days prior written notice to the Trust.  Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post paid, to the other party at any office of such party.

            As used in this Section 6, the terms “interested persons” and “vote of a majority of the outstanding securities” shall have the respective meanings set forth in Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act of 1940.

            7.  The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

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            8.  No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust, a Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.  Nor shall any provision hereof be deemed to protect any trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WITNESS:	THE FBR FUNDS, on behalf of the Funds listed on Schedule A, individually and not jointly
/s/Kimberly Ochterski	By: /s/Susan L. Silva
WITNESS:	FBR FUND ADVISERS, INC.
/s/Kimberly Ochterski	By: /s/ David H. Ellison

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Schedule A

Name of Fund	Fee*
FBR American Gas Index Fund	0.40%

______________________________

*          As a percentage of average daily net assets.   Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time.

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